As filed with the Securities and Exchange Commission on April 28, 2006.
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Synagro Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0219860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1800 Bering Drive, Suite 1000
Houston, Texas 77057
(713) 369-1700
(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
With copy to:

Alvin L. Thomas II
Secretary and General Counsel	David F. Taylor
Synagro Technologies, Inc.	Locke Liddell & Sapp LLP
1800 Bering Drive, Suite 1000	600 Travis, 32nd Floor
Houston, Texas 77057	Houston, Texas 77002
(713) 369-1700	(713) 226-1496
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate offering	Amount of
securities to be registered	registered (1)	per Share (2)	price (2)	registration fee (3)
Primary Offering:
Common Stock, par value $0.002 per share	5,000,000	$4.91	$24,550,000	$2,627
Secondary Offering:
Common Stock, par value $0.002 per share	15,129,710	$4.91	$74,286,876	$7,949
Preferred Share Purchase Rights (4)	—	—	—	—
Total	20,129,710		$98,836,876	$10,576

(1)	Also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high ($4.99) and low ($4.82) prices per share of the Common Stock as reported on the Nasdaq National Market on April 25, 2006.

(3)	Calculated pursuant to Rule 457(c) based on the average of the high and low sale prices per share of the Common Stock reported on the Nasdaq National Market on April 25, 2006.

(4)	The rights will initially trade together with the Common Stock. The value attributable to the rights, if any, is reflected in the market price of the Common Stock.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither Synagro Technologies, Inc. nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated April 28 2006.
Prospectus
20,129,710 SHARES OF COMMON STOCK
Synagro Technologies, Inc.
COMMON STOCK
     We may offer and sell, from time to time, up to 5,000,000 shares of common stock in amounts, at prices and on terms that we will decide at the time of the offering. In addition, the selling stockholders named in this prospectus under the caption “Selling Stockholders” may offer and sell, from time to time, up to 15,129,710 shares of our common stock. Our common stock covered by this prospectus may be sold at fixed prices or prices that may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.
     We will provide the specific terms of these offers and sales by us and the selling stockholders in supplements to this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement. You should read this prospectus and any supplements carefully before you invest. We may, and the selling stockholders may, offer common stock directly to investors or through agents, underwriters, or dealers. If any agents, underwriters, or dealers are involved in the sale of any of our common stock, their name and any applicable purchase price, fee, commission or discount arrangement will be set forth in the applicable prospectus supplement.
     Our common stock is quoted on the Nasdaq National Market and listed on the NYSE Arca under the symbol “SYGR.” On April 25, 2006, the last reported sale price of our common stock on the Nasdaq National Market was $4.99 per share.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed on the adequacy or accuracy of this prospectus and any representation to the contrary is a criminal offense.

This date of this prospectus is                                         , 2006.

     We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any prospectus supplement or in any of the documents that are incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.
     The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

PROSPECTUS SUMMARY
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, up to an aggregate of 5,000,000 shares of common stock, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders named in this prospectus under the caption “Selling Stockholders” may offer and sell, from time to time, up to an aggregate of 15,129,710 shares of our common stock. This prospectus provides you with a general description of the common stock we are offering and may offer in the future. Each time we or the selling stockholders offers any of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
     Unless the context otherwise requires, the terms “we,” “our,” “us,” “the company,” “the registrant” and “Synagro” refer to Synagro Technologies, Inc. and its subsidiaries on a consolidated basis.
SYNAGRO TECHNOLOGIES, INC.
     We believe that we are the largest recycler of biosolids and other organic residuals in the United States and we believe that we are the only national company focused exclusively on the estimated $8 billion organic residuals industry, which includes water and wastewater residuals. We serve approximately 600 municipal and industrial water and wastewater treatment accounts with operations in 37 states and the District of Columbia.
     Biosolids and other organic residuals are solid or liquid material generated by municipal wastewater treatment facilities or residual management facilities. We provide our customers with services and capabilities that focus on the beneficial reuse of organic nonhazardous residuals, including biosolids, resulting primarily from the wastewater treatment process. We believe that the services we offer are compelling to our customers because they allow our customers to avoid the significant capital and operating costs that they would have to incur if they internally managed their water and wastewater residuals.
     We partner with our clients to develop cost-effective and environmentally sound solutions for their residuals processing and beneficial use requirements. Our broad range of services include drying and pelletization, composting, product marketing, incineration, alkaline stabilization, land application, collection and transportation, regulatory compliance, dewatering, and facility cleanout services. We currently operate six heat-drying and pelletization facilities, five composting facilities, three incineration facilities and 32 permanent and 40 mobile dewatering units.
     Our existing customer base is comprised primarily of municipal customers, which accounted for approximately 88 percent of our revenues for the year ended December 31, 2005, as well as industrial and commercial waste generators. We also cater to buyers who purchase our fertilizers and other marketed products, which total approximately 3 percent of our revenues. Our size and scale offer significant advantages over our competitors in terms of operating efficiencies and the breadth of services we provide our customers. Approximately 86 percent of our revenue for the year ended December 31, 2005 was derived from sources that we believe are recurring in nature, including contracts, purchase orders and product sales.
     Synagro was originally incorporated in the State of Nevada in 1986 and was reincorporated in the State of Delaware in 1996. Our principal executive office is located at 1800 Bering Drive, Suite 1000, Houston, Texas 77057, and our telephone number is (713) 369-1700. Our website is www.synagro.com. Information on our website is not a part of this prospectus and is not incorporated in this prospectus by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should” and variations of these words and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus under “Prospectus Summary” or may be contained in our Annual Report on Form 10-K or our Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Business,” among other places. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by us as a result of a number of important factors. Examples of these factors include (without limitation):
•	changes in federal wastewater treatment and biosolid regulation;

•	our ability to comply with federal, state and local environmental regulations or to maintain and obtain necessary permits;

•	risks associated with future weather conditions;

•	competition in the wastewater residuals management business;

•	the risk of early termination of customer contracts;

•	timely completion of our facilities;

•	our ability to retain the loyalty of our customers;

•	the inability to obtain proper bonding;

•	our ability to maintain sufficient insurance;

•	the availability and satisfactory performance of subcontractors for our design and build operations;

•	the impact of increased fuel costs;

•	our calculation of estimated remaining contract value, or backlog;

•	the risk associated with pending legal proceedings;

•	the risk that our acquisition strategy could fail;

•	the tenure of our senior management team;

•	the effect of the restrictions in our senior secured credit facility on our operations;

•	our ability to service our debt;

•	our ability to obtain additional financing; and

•	our ability to generate sufficient funds to continue to make dividend payments to our stockholders.
     In light of these risks, uncertainties and assumptions, investors should not place undue reliance on any forward-looking statements. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus. Investors should also be aware that while we do, at various times, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential information. Accordingly, investors should not assume that we agree with any statement or report issued by an analyst irrespective of the content of the statement or report. To the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not our responsibility.
USE OF PROCEEDS
     Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of our common stock from time to time as our board of directors may determine for general corporate purposes, to finance acquisitions of other businesses, or to repay or refinance our indebtedness. We may temporarily invest net proceeds from the sale of our common stock in short-term securities. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. All proceeds from those sales will be for the accounts of the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”
DIVIDEND POLICY
     Our board of directors adopted a dividend policy in June 2005 that reflects an intention to distribute a substantial portion of the cash generated by our business in excess of operating needs, interest and principal payments on our indebtedness and capital expenditures as regular quarterly dividends to our stockholders. The dividend rate is expected to be equal to approximately $0.40 per share of common stock per annum and we have paid a cash dividend of $0.10 per share in each quarter since the adoption of the policy. We expect to continue to pay quarterly dividends at an annual rate of approximately $0.40 per share, but only if and to the extent dividends are declared by our board of directors and permitted by applicable law and by the terms of our senior secured credit facility. The declaration and payment of dividends are not cumulative, and will depend upon our profitability, financial condition, capital needs, future prospects, and other factors deemed relevant by our board of directors, and is restricted by the terms of our senior secured credit facility. Dividend payments are not guaranteed and our board of directors may decide, in its absolute discretion, not to pay dividends.

SELLING STOCKHOLDERS
     We are registering 15,129,710 shares of common stock covered by this prospectus for re-offers and resales by the selling stockholders named below. The selling stockholders are hereby registering all of the shares of common stock they own. We are registering these shares to permit the selling stockholders to resell the shares when they deem appropriate. The selling stockholders may resell all, a portion or none of their shares at any time and from time to time. The selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended. We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus. We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders.
     The following table sets forth (i) the selling stockholders, (ii) as of April 25, 2006, the number of shares of common stock that each of the selling stockholders beneficially owns and the number of shares being registered for resale by each of the selling stockholders, and (iii) the number of shares of our common stock that will be beneficially owned by each of the selling stockholders, assuming that all of the shares of common stock offered by the selling stockholders under this prospectus have been sold. The number of shares of common stock outstanding as of April 25, 2006 was 73,327,568.
     As used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and their respective transferees, pledges, donees, heirs or other successors-in-interest selling shares received from the selling stockholders listed below as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus.

		Percentage of			Percentage of
	Number of	Outstanding		Number of	Outstanding
	Shares	Common Stock	Number of	Shares	Common Stock
	Beneficially	Beneficially	Shares	Beneficially	Beneficially
	Owned Prior	Owned Prior	of Common Stock	Owned After	Owned After
Selling Stockholders	to the Offering	to the Offering	Being Offered	the Offering (1)	the Offering (1)
GTCR Funds (2)	13,585,187	18.53%	13,585,187	—	*
TCW/Crescent Funds (3)	1,544,523	2.11%	1,544,523	—	*

*	The percentage of shares beneficially owned does not exceed 1% of the class.

(1)	Assumes the sale of all shares of common stock being offered by the selling stockholders. The exact amount of shares that will be held by the selling stockholders after completion of this offering cannot be determined at this time because the selling stockholders may offer and sell some, all or none of their shares. The actual number of shares offered by us and/or by a selling stockholder will be included in any supplements to this prospectus.

(2)	Amounts shown reflect the aggregate interests held by GTCR Fund VII, L.P., GTCR Capital Partners, L.P. and GTCR Co-Invest, L.P. (collectively, the “GTCR Funds”). The address of the GTCR Funds is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, IL 60606.

(3)	Amounts shown reflect aggregate interests held by the following entities, which are indirectly controlled by TCW/Crescent Mezzanine, LLC, a registered investment adviser: (i) TCW/Crescent Mezzanine Partners II, L.P., (ii) TCW/Crescent Mezzanine Trust II, (iii) TCW Leveraged Income Trust, L.P., (iv) TCW Leveraged Income Trust II, L.P. and (v) TCW Leveraged Income Trust IV, L.P. (collectively, the “TCW/Crescent Funds”). The address of the TCW/Crescent Funds is c/o TCW/Crescent Mezzanine, LLC, 11100 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

PLAN OF DISTRIBUTION
     We currently intend to offer and sell pursuant to one or more prospectus supplements, from time to time, up to an aggregate of 5,000,000 shares of common stock, in one or more underwritten or other public offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders currently intend to offer and sell, from time to time, up to an aggregate of 15,129,710 shares of our common stock in one or more underwritten or other public offerings. However, we and/or the selling stockholders also may offer and sell our common stock, as applicable:
•	through agents or underwriters;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any of these methods of sale.
     The distribution of our common stock may be effected from time to time in one or more transactions either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.
     Offers to purchase our common stock may be solicited by agents designated by us and/or the selling stockholders from time to time. Any agent involved in the offer or sale of our common stock will be named, and any commissions payable by us and/or the selling stockholders to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
     The selling stockholders may transfer their shares of common stock in ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer. The selling stockholders may also sell any shares of common stock that qualify for sale pursuant to Rule 144.
     If we and/or the selling stockholders offer and sell our common stock through an underwriter or underwriters, we and/or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which, along with this prospectus, will be used by the underwriters to make resales of our common stock. If underwriters are used in the sale of any of our common stock in connection with this prospectus, those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us and/or the selling stockholders at the time of sale. Our common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of our common stock, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of our common stock the underwriters will be obligated to purchase all such securities if any are purchased.

     If any underwriters are involved in the offer and sale of our common stock, they will be permitted to engage in transactions that maintain or otherwise affect the price of the common stock or other securities of ours. These transactions may include over-allotment transactions, purchases to cover short positions created by an underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares of common stock than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing common stock in the open market. In general, purchases of common stock to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase common stock on the open market to reduce their short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such common stock as part of the offering.
     If we and/or the selling stockholders offer and sell our common stock through a dealer, we, the selling stockholders or an underwriter will sell our common stock to the dealer, as principal. The dealer may then resell our common stock to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our common stock so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.
     We and/or the selling stockholders may solicit offers to purchase our common stock directly and we and/or the selling stockholders may sell our common stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
     We and/or the selling stockholders may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement.
     Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, the selling stockholders or any of our or their affiliates in the ordinary course of business.
     We and/or the selling stockholders may authorize our respective agents or underwriters to solicit offers to purchase our common stock at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of our common stock sold will be made under the contracts and any conditions to each party’s performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of our common stock under delayed delivery contracts will also be described in the applicable prospectus supplement.
     From time to time, the selling stockholders may pledge or grant a security interest in some or all of our shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholders also may transfer and donate our common stock owned by them in other circumstances. The number of shares of our common stock beneficially owned by selling stockholders will decrease as and when the selling stockholders transfers or donates their shares of our common stock or defaults in performing obligations secured by their shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be the selling stockholders for purposes of this prospectus.
     If we sell any common shares pursuant to a prospectus supplement, the shares will be listed on the Nasdaq National Market and NYSE Arca subject to official notice of issuance.

DESCRIPTION OF CAPITAL STOCK
     This prospectus contains a summary of the material terms of our capital stock, including our common stock and preferred stock. The following description of our capital stock is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.
     Our authorized capital stock consists of 110,000,000 shares, par value $0.002 per share, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock As of April 25, 2006, we had 73,327,568 shares of common stock outstanding and no shares of preferred stock outstanding. Assuming all of the shares of common stock to be sold by us under this prospectus are sold, there would be 78,327,568 shares of common stock outstanding.
Common Stock
     All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and nonassessable.
     Dividends. Holders of shares of our common stock will be entitled to receive such dividends and other distributions in cash, stock or property of ours as may be declared by our board of directors in their sole discretion from time to time out of our assets or funds legally available for dividends or other distributions. Our board of directors adopted a dividend policy in June 2005 which reflects an intention to distribute a substantial portion of the cash generated by our business in excess of operating needs, interest and principal payments on our indebtedness and capital expenditures as regular quarterly dividends to our stockholders. The dividend rate is expected to be equal to approximately $0.40 per share of common stock per annum and we have paid a cash dividend of $0.10 per share in each quarter since the adoption of the policy. The declaration and payment of dividends are not cumulative, and will depend upon our profitability, financial condition, capital needs, future prospects, and other factors deemed relevant by our board of directors, and is restricted by the terms of our senior secured credit facility.
     Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our common stock will be entitled to share equally in our assets remaining after payment of all debts and other liabilities, subject to the liquidation preference of any outstanding preferred stock.
     Voting Rights. Shares of our common stock carry one vote per share. Holders of shares of our common stock have no cumulative voting rights.
     Other Rights. Holders of shares of our common stock have no preemptive rights. The holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
     Our board of directors has the authority to issue shares of preferred stock from time to time on terms that it may determine, in one or more series and to fix the designations, voting powers, preferences and relative participating, optional or other special rights of each series, and the qualifications, limitations or restrictions of each series, to the fullest extent permitted by the General Corporation Law of the State of Delaware, or DGCL. The issuance of shares of preferred stock could have the effect of decreasing the market price of the common stock, impeding or delaying a possible takeover and adversely affecting the voting and other rights of the holders of shares of our common stock.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Restated Certificate of Incorporation and Bylaws

     Provisions of Delaware law and our restated certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
     Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
     No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our restated certificate of incorporation does not provide for cumulative voting.
     Stockholder Action by Written Consent; Calling of Special Meeting of Stockholders. Our organizational documents permit stockholder action by written consent so long as such action is approved by a majority of the “continuing directors.” For purposes of the restated certificate of incorporation, a “continuing director” is:
•	any member of the board of directors who (A) is not an interested stockholder and (B) was a member of the board of directors prior to the time that an interested stockholder became an interested stockholder; and

•	any person who is elected or nominated to succeed a continuing director, or to join the board of directors, by a majority of the continuing directors.
     Our restated certificate of incorporation provides that special meetings of our stockholders may be called only by a majority of our board of directors, by the chairman of the board of directors or by stockholders owning not less than 10% of the voting power of all outstanding shares of voting stock.
     Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our organizational documents include provisions that eliminate, to the extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our organizational documents also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We will also be expressly authorized to carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities.
     The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

     There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
     Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
     Supermajority Provisions. In order to insure that the substantive provisions set forth in the restated certificate of incorporation are not circumvented by the amendment of such restated certificate of incorporation pursuant to a vote of a majority of the voting power of our outstanding shares, the restated certificate of incorporation also provides that any amendment, change or repeal of the provisions contained in the restated certificate of incorporation with respect to:
•	our capitalization;

•	amendment of the bylaws;

•	determination by the board of the number of directors;

•	filling vacancies on the board of directors;

•	the requirement that stockholder action be taken at an annual or special meeting;

•	requirements with respect to appraisal rights for stockholders; or

•	the amendment of the provision imposing such supermajority requirement for amendment of the restated certificate of incorporation, shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all outstanding shares of voting stock, including, in any instance where the repeal or amendment is proposed by an interested stockholder or its affiliate or associates, the affirmative vote of a majority of the voting power of all outstanding shares of voting stock held by persons other than such interested stockholder or its affiliates or associates. However, only the affirmative vote of the majority of the voting power of all outstanding shares of voting stock is required if the amendment of any of the foregoing provisions is approved by a majority of the continuing directors (as defined above).
     The restated certificate of incorporation permits the board of directors to adopt, amend or repeal any or all of our bylaws without stockholder action and provide that such bylaws may also be adopted, amended or repealed by its stockholders, but only if approved by holders of 66 2/3% or more of the voting power of all outstanding shares of voting stock, including in any instance in which the alteration is proposed by an interested stockholder or by affiliates or associate of any interested stockholder, the affirmative vote of the holders of at least a majority of voting power of all outstanding shares of voting stock held by persons other than the interested stockholder who proposed such action. However, the only stockholder vote required if the modification is approved by a majority of the continuing directors is the affirmative vote of the majority of the voting power of all outstanding shares of voting stock.
Listing
     Our common stock is quoted on the Nasdaq National Market under the symbol “SYGR.” Our common stock is also listed on the NYSE Arca under the symbol “SYGR”.
Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is LaSalle Bank, NA.
Rights Plan
     We maintain a Shareholders Rights Plan (the “Rights Plan”), pursuant to which each shareholder holds one Series A Preferred Share Purchase Right (a “Right”) for each outstanding share of common stock held.
     Except as described below, each Right when exercisable, entitles the registered holder to purchase one one-thousandth (1/1,000th) of a share of Preferred Stock—Junior Participating Series A, par value $.002 per share (the “Series A preferred stock”), at a price of $10.00 per one one-thousandth (1/1,000th) share (the “Purchase Price”), subject to adjustment.
Transfer and Separation
     The Rights are not exercisable until the Distribution Date (as defined below). Accordingly, the Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after the Record Date upon transfer or new issuance of common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for common stock outstanding as of the Record Date, even without such notation or a copy of this summary of rights being attached thereto, will also constitute the transfer of the Rights associated with the common stock represented by such certificate.
     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate separately and apart from any transfer of one or more shares of common stock.
Distribution Date
     The term “Distribution Date” means the earlier of:
     (i) the close of business on the tenth day after a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of common stock, other than pursuant to a Qualifying Tender Offer (defined below); or
     (ii) the close of business on the tenth Business Day (or such later date as may be determined by action of our Board of Directors) after the date of the commencement or the announcement of the intention to commence by any person or group (other than certain exempt persons) of a tender offer or exchange offer upon the successful completion of which such person or group would be the beneficial owner of 15% or more of our then outstanding common stock, regardless of whether any shares are actually purchased pursuant to such offer.
     A person or group is generally not considered an “Acquiring Person,” if either the beneficial ownership of its common stock that would otherwise cause it to be an Acquiring Person was acquired in a transaction or series of transactions approved in advance by our board of directors, or the board of directors determines in good faith that the person who would otherwise be an Acquiring Person has become such inadvertently and such person divests as promptly as practicable a sufficient number of our shares of common stock so that the person would no longer beneficially own 15% or more of the outstanding common stock.
     A “Qualifying Tender Offer” means a tender offer or exchange offer that a majority of the members of the board of directors determine to be at a fair price and otherwise in the best interests of Synagro and its shareholders.

Exercise
     Until the Distribution Date, the Rights are not exercisable. However, in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, and subject to our right to redeem the Rights, each holder of a Right (other than an Acquiring Person), will thereafter have the right to receive upon exercise a number of one one thousandths (1/1,000ths) of a share of preferred stock determined by dividing the Purchase Price (subject to adjustment) by 50% of the current market price of the common stock on the date a person becomes an Acquiring Person. Because of the nature of the voting, dividend, and liquidation rights of the preferred stock, the value of each one one-thousandth (1/1,000th) interest in a share of preferred stock purchasable upon exercise of each Right should approximate the value of one share of common stock. It is therefore anticipated (although there can be no assurance) that the value of the preferred stock purchased upon exercise of the Rights will be approximately twice the exercise price paid.
     If the Rights are not redeemed as described below and in the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.
     Following the occurrence of any of the events set forth in the preceding two paragraphs any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void. While the distribution of the Rights will not be taxable to shareholders or to us, shareholders may recognize taxable income upon the occurrence of subsequent events—for example, upon the Rights becoming exercisable with respect to an acquiror’s stock, whether or not exercised. Holders of the Rights should consult with their tax advisors in the event any such subsequent event occurs.
     The Rights will expire on December 31, 2006 (the “Final Expiration Date”), unless the Final Expiration Date is extended by us or unless the Rights are earlier redeemed or exchanged by us, as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder, including, without limitation, the right to vote or to receive dividends.
Redemption
     At any time prior to the time a person or group of affiliated or associated persons becomes an Acquiring Person, the board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).
The Preferred Stock
     Each share of preferred stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the preferred stock will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock, but in no event shall they receive less than $1,000 per share. Each share of preferred stock will have 1,000 votes, voting together with the common stock, except as otherwise provided by law. Finally, in the event of any merger, consolidation, or other transaction in which common stock are exchanged, each share of preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. The shares of preferred stock purchasable under the Rights Plan will not be redeemable.
Antidilution
     The Purchase Price payable, the number of Rights, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the preferred stock or the common stock, or a reverse split of the outstanding shares of preferred stock or the common stock.
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. We may, but are not required to, issue fractional Rights or fractional preferred stock (other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a share of preferred stock), which may, at our election, be evidenced by depositary receipts. In lieu thereof, an adjustment in cash will be made based upon the market price of the common stock on the last trading day prior to the date of exercise.
Amendments of Rights Plan
     Prior to the Distribution Date, we may supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights. From and after the Distribution Date, we may supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained therein which may be defective or inconsistent with any other provision therein, (c) to shorten or lengthen any time period thereunder or (d) to change or supplement the provisions thereof in any manner which we may deem necessary or desirable and which does not adversely affect the interests of the holders of Right Certificates (other than Acquiring Person or an Affiliate or Associate of an Acquiring Person). Notwithstanding the foregoing, no supplement or amendment pursuant to clause (c) may lengthen (x) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (y) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights.
Certain Determinations
     The Rights Agreement prohibits the making of certain determinations and actions by the board of directors unless at the time of such determinations there are then in office not less than three Continuing Directors (as defined below) and the determination or action in question is also approved by a majority of the Continuing Directors then in office. These determinations and actions include: (i) determining that a tender offer or exchange offer is a Qualifying Tender Offer; (ii) extending the Distribution Date following the commencement or announcement of a tender offer or exchange offer; (iii) determining that a person became an Acquiring Person inadvertently; (iv) redeeming of the Rights; (v) exchanging the Rights for common stock; (vi) valuing certain securities or assets other than the common stock and preferred stock; and (vii) amending or supplementing the Rights Agreement.
     A “Continuing Director” means any member of the board of directors who is not an Acquiring Person or an affiliate or associate of an Acquiring Person, and who either (i) was a member of the board of directors prior to the time that any person became an Acquiring Person (other than pursuant to a Qualifying Tender Offer), or (ii) subsequently became a member of the board of directors, and whose nomination for election or election to the board of directors was recommended or approved by the board of directors when there are then in office at least three Continuing Directors and such nomination for election or election was recommended or approved by a majority of the Continuing Directors then on the board of directors.

Certain Effects of the Rights
     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned (or that were owned) by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the board of directors because, if the Rights would become exercisable as a result of such merger or other business combination, the board of directors may, at its option prior to time that any Person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.
LEGAL MATTERS
     The validity of the shares of our common stock will be passed upon for us by Locke Liddell & Sapp LLP, Houston, Texas.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     We are incorporating by reference certain documents we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or any prospectus supplement relating to an offering of our securities.
     We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus unless otherwise indicated), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.
     This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this prospectus:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 30, 2006; and
•	Our Current Reports on Form 8-K filed with the SEC on February 7, 2006; February 28, 2006; March 9, 2006; March 15, 2006; March 16, 2006; and April 5, 2006.
     These documents contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the reporting requirements of the Securities and Exchange Act of 1934, and, as a result, file periodic reports, proxy statements and other information with the SEC. We have filed a registration statement on Form S-3 with the SEC regarding this offering. The registration statement of which this prospectus is a part contains additional important information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement of which this prospectus forms a part. You should refer to the registration statement and its exhibits to read that information.
     You may read and copy the registration statement, the related exhibits, the periodic reports we file and the other material we file with the SEC at its Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s address is www.sec.gov.
     Our filings are available on our investor relations website at www.synagro.com. Information contained in or connected to our website is not a part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at:
Synagro Technologies, Inc.
1800 Bering Drive
Suite 1000
Houston, Texas 77057
(713) 369-1700

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Synagro Technologies, Inc. in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee and the Nasdaq and NYSE Arca filing fees.

Securities and Exchange Commission registration fee	$10,576
Nasdaq and NYSE Arca Filing Fees	$50,000
Printing and engraving costs	$100,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$35,000
Miscellaneous	$50,000

Total	$295,576

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     General Corporation Law of the State of Delaware. The General Corporation Law of the State of Delaware (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The registrant’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.
     The registrant’s certificate of incorporation provides that the registrant must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
     The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our by laws, agreement, vote of stockholders or disinterested directors or otherwise.
     The registrant maintains insurance to protect itself and its directors and officers against any such expense, liability or loss, whether or not it would have the power to indemnify them against such expense, liability or loss under applicable law.
ITEM 16. EXHIBITS.

EXHIBIT NO.	DESCRIPTION
1.1**	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of Synagro Technologies, Inc. (Incorporated by reference to the
Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1, dated October 25, 1996).
3.2	Amended and Restated Bylaws of Synagro Technologies, Inc. (Incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1, dated October 25, 1996).

EXHIBIT NO.	DESCRIPTION
4.1	Specimen Common Stock Certificate of the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10, dated December 29, 1992).
4.2	Amended and Restated Registration Agreement dated August 14, 2000, by and between Synagro Technologies, Inc., GTCR Fund VII. L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., and TCW Leverage Income Trust IV, L.P. (Incorporated by reference to Exhibit 2.8 to the Company’s Current Report on Form 8-K, dated August 28, 2000).
4.3	Stockholders Agreement dated August 14, 2000, by and between Synagro Technologies Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., and TCW Leveraged Income Trust IV, L.P. (Incorporated by reference to Exhibit 2.9 to the Company’s Current Report on Form 8-K, dated August 28, 2000).
5.1*	Opinion of Locke Liddell & Sapp LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page).

*	Filed herewith.

**	To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.
ITEM 17. UNDERTAKINGS
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 2006.

SYNAGRO TECHNOLOGIES, INC.

By:	/s/ ROBERT C. BOUCHER

Name:	Robert C. Boucher
Title:	President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Boucher, J. Paul Withrow and Alvin L. Thomas II and each of them his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of Synagro Technologies, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on April 27, 2006.

Signature	Title

/s/ ROSS M. PATTEN	Chairman of the Board

Ross M. Patten

/s/ ROBERT C. BOUCHER	President, Chief Executive Officer and Director

Robert C. Boucher	(Principal Executive Officer)

/s/ J. PAUL WITHROW	Chief Financial Officer, Senior Executive Vice President and Director (Principal Financial and

J. Paul Withrow	Accounting Officer)

/s/ GENE A. MEREDITH

Gene A. Meredith	Director

Signature	Title

/s/ ALFRED TYLER, 2ND

Alfred Tyler, 2nd	Director

/s/ DAVID A. DONNINI

David A. Donnini	Director

/s/ VINCENT J. HEMMER

Vincent J. Hemmer	Director

/s/ GEORGE E. SPERZEL

George E. Sperzel	Director

/s/ JAMES B. MATTLY

James B. Mattly	Director

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION
1.1**	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of Synagro Technologies, Inc. (Incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1, dated October 25, 1996).
3.2	Amended and Restated Bylaws of Synagro Technologies, Inc. (Incorporated by reference to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-1, dated October 25, 1996).
4.1	Specimen Common Stock Certificate of the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10, dated December 29, 1992).
4.2	Amended and Restated Registration Agreement dated August 14, 2000, by and between Synagro Technologies, Inc., GTCR Fund VII. L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., and TCW Leverage Income Trust IV, L.P. (Incorporated by reference to Exhibit 2.8 to the Company’s Current Report on Form 8-K, dated August 28, 2000).
4.3	Stockholders Agreement dated August 14, 2000, by and between Synagro Technologies Inc., GTCR Fund VII, L.P., GTCR Co-Invest, L.P., GTCR Capital Partners, L.P., TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., and TCW Leveraged Income Trust IV, L.P. (Incorporated by reference to Exhibit 2.9 to the Company’s Current Report on Form 8-K, dated August 28, 2000).
5.1*	Opinion of Locke Liddell & Sapp LLP
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page)

*	Filed herewith

**	To be filed or incorporated by reference as an exhibit to a document incorporated or deemed to be incorporated by reference in this registration statement.